UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2014

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2014, the Board of Directors of Trinity Industries, Inc. (the "Company") elected Antonio Carrillo as a member of the Company’s Board of Directors, effective immediately. He has not been appointed to any committees at this time. Mr. Carrillo will receive the Company’s standard non-employee director compensation. Mr. Carrillo was awarded 1,763 restricted stock units that convert to common stock upon retirement from the Board and vest immediately prior to the 2015 Annual Meeting of Stockholders. Mr. Carrillo has no arrangement or understanding with any person regarding his selection as a director of the Company. Mr. Carrillo previously served as a Senior Vice President of the Company, and left the Company’s employ in May 2012. Accordingly, the Board of Directors has determined that he is not independent under applicable rules of the New York Stock Exchange. Mr. Carrillo’s brother-in-law, Luis Pardo, is an officer of a subsidiary of the Company. His total compensation was $1,879,363 for 2013, which includes base salary; bonus; a contribution to a Mexican statutory pension; perquisite allowance; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.
The September 10, 2014 press release regarding the election of Mr. Carrillo is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 10, 2014, the Board of Directors amended Section 1 of Article III of the Company’s Bylaws to increase the number of directors from ten (10) to eleven (11), effective immediately.

Item 9.01 Financial Statements and Exhibits.
The following are filed as exhibits to this Report:
99.1 Press release by the Company dated September 10, 2014 announcing the election of Antonio Carrillo as a director of the Company.
99.2 Amended and Restated Bylaws of Trinity Industries, Inc., effective September 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

September 12, 2014	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description

99.1	Press release by the Company dated September 10, 2014 announcing the election of Antonio Carrillo as a director of the Company.
99.2	Amended and Restated Bylaws of Trinity Industries, Inc., effective September 10, 2014.